Exhibit 99.1
REVOCABLE PROXY
COMM BANCORP, INC.
SPECIAL MEETING OF SHAREHOLDERS
[          ], 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of Comm Bancorp, Inc. (“CBI”) hereby appoints Scott A. Seasock and William R. Boyle, and each or either of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all shares of our common stock that the undersigned is entitled to vote at our special meeting of shareholders to be held at Elk Mountain Ski Resort, Union Dale, Pennsylvania, at                      a.m., prevailing time, on                                  , 2010 and at any adjournment or postponement thereof, as fully as the undersigned could if personally present. The undersigned hereby directs that this proxy be voted as specified on the reverse side.
WE WILL VOTE THE SHARES THIS PROXY REPRESENTS AT OUR SPECIAL MEETING. IF NO CHOICE IS INDICATED ON THE REVERSE SIDE, WE WILL VOTE SUCH SHARES FOR PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2. IF A CHOICE IS MADE, WE WILL VOTE SUCH SHARES IN ACCORDANCE WITH SUCH CHOICE.
This appointment of proxy confers certain discretionary authority described in the proxy statement/prospectus. A majority of said attorneys and appointments of proxy present at the special meeting, or if one shall be present, then that one, may exercise all the powers hereunder.
PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE.
(Continued, and to be marked, signed and dated, on the other side)
COMM BANCORP, INC. — SPECIAL MEETING,                          , 2010
YOUR VOTE IS IMPORTANT!
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Special Meeting of Shareholders	Revocable Proxy	Please mark as	☒
, 2010	COMM BANCORP, INC.	indicated in this
example

		For	Against	Abstain

1.	Proposal to adopt the Agreement and Plan of Merger dated as of August 9, 2010 between CBI and F.N.B. Corporation and the merger and other transactions the Merger Agreement contemplates.	☐	☐	☐

2.
Proposal to approve the adjournment of the special meeting if necessary to solicit additional proxies from our shareholders if there are not sufficient votes at the time of the special meeting to approve Proposal No. 1.
	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

The Board of Directors recommends a vote FOR Proposal No. 1 and FOR Proposal No. 2.

This proxy should be dated, signed by the shareholder exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Signature	Signature	Date

TO VOTE BY MAIL DETACH ABOVE CARD,
MARK, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE